Exhibit 99.2

Steven M. Hedberg, OSB No. 84244
Jeanette L. Thomas, OSB No. 98042
PERKINS COIE LLP
1120 N.W. Couch Street, Tenth Floor
Portland, OR  97209-4128
Telephone:  503.727.2000
Facsimile:  503.727.2222

Proposed Attorneys for Torrent Energy Corporation, Methane Energy Corp., and Cascadia Energy Corp.

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF OREGON

In re TORRENT ENERGY CORPORATION, METHANE ENERGY CORP., and CASCADIA ENERGY CORP. Debtors.	BANKRUPTCY CASE NOS. 08-32638 LEAD CASE 08-32639 08-32640 (Jointly Administered Under 08-32638) DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.  THE FILING AND DISSEMINATION OF THIS DOCUMENT IS NOT INTENDED TO BE AN AUTHORIZED SOLICITATION OF VOTES ON THE JOINT PLAN OF REORGANIZATION.  THE HEARING TO APPROVE THIS DOCUMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE IS SET FOR _________________, 2008 AT _______.m.

Page 1	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Disclaimer

The Bankruptcy Court’s approval of this Disclosure Statement does not constitute either a guaranty of the accuracy of the information contained herein or an endorsement of the Plan by the Bankruptcy Court.  This Disclosure Statement is the only document authorized by the Bankruptcy Court to be used in connection with the solicitation of votes accepting the Plan.   No representations other than those explicitly set forth in this Disclosure Statement are authorized concerning Debtors. The information contained in this Disclosure Statement is for purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.

This Disclosure Statement contains summaries of certain provisions of the Plan, certain statutory provisions, certain documents related to the Plan, certain events in the case and certain financial information.  Although Debtors believe that this Disclosure Statement and related document summaries are fair and accurate, they are qualified to the extent that they do not set forth the entire text of the Plan, such documents or any statutory provisions.  The terms of the Plan govern in the event of any inconsistency with this Disclosure Statement.  All exhibits to this Disclosure Statement are incorporated into and are a part of this Disclosure Statement as if set forth in full herein.  The statements contained in this Disclosure Statement are made as of the date hereof, unless otherwise specified, and Debtors disclaim any obligation to update any such statements after the hearing on approval of this Disclosure Statement.

All forward-looking statements contained herein or otherwise made by Debtors involve material risks and uncertainties and are subject to change based on numerous factors, including factors that are beyond Debtors' control.  Accordingly, future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.  Such factors include, but are not limited to, those described in this Disclosure Statement.  Debtors  do not undertake to publicly update or revise the forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Page 2	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Except as otherwise specifically noted, the financial information contained herein has not been audited by a certified public accountant and has not necessarily been prepared in accordance with generally accepted accounting principles.

ALL PARTIES IN INTEREST ARE ENCOURAGED TO READ THE ENTIRE DISCLOSURE STATEMENT CAREFULLY, INCLUDING THE PLAN AND OTHER EXHIBITS, BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN.  HOLDERS OF CLAIMS SHOULD, HOWEVER, NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

Page 3	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

On June 2, 2008, Torrent Energy Corporation ("Torrent"), Methane Energy Corp. ("MEC"), and Cascadia Energy Corp. ("CEC" and together with Torrent and MEC, "Debtors") filed voluntary petitions for relief under the Bankruptcy Code.  On June __, 2008, Debtors filed the Joint Plan of Reorganization for Reorganizing Debtors (the "Plan").  A copy of the Plan is attached as Exhibit A.  On ________ __, 2008, the Bankruptcy Court approved this Disclosure Statement ("Disclosure Statement") and authorized Debtor to solicit acceptances of the Plan.  Capitalized terms in this Disclosure Statement and not otherwise defined herein shall have the respective meanings set forth in the Plan.

I.           INTRODUCTION

This Disclosure Statement was prepared by Debtors, which are Debtors and Debtors in Possession in these Chapter 11 bankruptcy cases.  It summarizes Debtors' assets and liabilities and explains how creditors will be paid and other parties in interest will be affected under the Plan.  The purpose of this Disclosure Statement is to provide Debtors' creditors and other parties in interest with information about the Plan so that creditors can make an informed decision in voting for or against the Plan.  This Disclosure Statement is intended only as an aid to supplement the review of the Plan by creditors and other interested parties and is qualified in its entirety by reference to the Plan.  In the event of any conflict between this Disclosure Statement and the Plan, the terms of the Plan will control.  A copy of the Plan is included with this Disclosure Statement.

Pursuant to the terms of the Plan, certain Classes of Interests are entitled to vote.  Enclosed with this Disclosure statement is a ballot and a pre-addressed envelope for return of the ballot.  If you are entitled to vote and did not receive a ballot or if your ballot is lost or damaged, please contact Epiq Bankruptcy Solutions, Inc. at ________________________.  Debtors believe that confirmation of the Plan is in the best interests of Debtors and their creditors and other parties in interest, and that parties entitled to do so should vote to approve the Plan.  You may vote on the Plan by returning the enclosed ballot to the address shown below prior to the Voting Deadline, which is 5:00 p.m. local time in Portland, Oregon on ________ __, 2008.  Only Ballots received by the Voting Deadline can be counted for purposes of Plan confirmation.

Page 4	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

A.	The Disclosure Statement Approval

By Bankruptcy Court order entered on ______ __, 2008 (the "Disclosure Order"), the Bankruptcy Court approved this Disclosure Statement in accordance with section 1125(f) of the Bankruptcy Code and Bankruptcy Rule 3017.1 as containing "adequate information" to enable a hypothetical, reasonable investor typical of holders of Claims against Debtors to make an informed judgment as to whether to accept or reject the Plan.  Approval of this Disclosure Statement does not constitute a determination by the Bankruptcy Court as to the fairness or merits of the Plan.  The Disclosure Order also establishes other deadlines and all parties are urged to read it carefully.

B.	Voting Procedure

When deciding whether to vote for or against the Plan, creditors and other parties in interest should carefully examine the Plan itself in addition to this Disclosure Statement.  The Plan will constitute the legally binding description of the rights held by the respective parties if the creditors approve the Plan and it is subsequently confirmed by the Bankruptcy Court.

To vote for or against the Plan, creditors entitled to vote must mark the enclosed ballot as directed and mail it in the enclosed envelope to Debtors' balloting and solicitation agent, Epiq Bankruptcy Solutions as follows:

[Contact Information to be Obtained from Epiq]
In order to be counted, ballots must be received at the above address by 5:00 p.m. Portland local time on ________ __, 2008.  Ballots returned with no vote indicated will be treated as affirmative votes for acceptance of the Plan.

Page 5	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

C.	Confirmation of Plan

The Bankruptcy Court may confirm the Plan if it is approved by Interest Holders holding more than two-thirds in amount in number of the Interests voted in each impaired Class of Interests under the Plan.  If certain Classes vote against the Plan, the Bankruptcy Court may still confirm the Plan if the Court finds that the Plan does not unfairly discriminate against the impaired Class or Classes voting against the Plan and accords fair and equitable treatment to those impaired Class or Classes.  Debtors intend to request such a "cramdown" confirmation if any Class does not vote in favor of the Plan.

Objections, if any, to confirmation of the Plan must be filed with the Court and a copy served on counsel to Debtors as set forth in this Disclosure Order so that the objection is received on or before 5:00 p.m. local time in Portland, Oregon on _______ __, 2008.  A hearing to consider confirmation of the Plan will be held in the United States Bankruptcy Court, on _______ __, 2008 at _:__ _.m.  The confirmation hearing may be adjourned from time to time without further notice except for the announcement of the adjourned date and time at the hearing on confirmation, or at any adjournment thereof.

II.           SUMMARY OF THE PLAN

This summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the Plan.

The Plan provides for the reorganization of each of the three Debtors and the payment in full of each Allowed Claim against the Debtors, as set forth below.  The treatment of the two Impaired Classes of Interests (Class 3: Series E Preferred Interests and Class 4: Common Shareholder Interests) will depend on the outcome of the Rights Offering (as described in more detail in Section VII of this Disclosure Statement and in the Plan), pursuant to which holders of Common Shares will have the opportunity to purchase shares in Reorganized Torrent Energy if certain conditions are met.

Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders.  The Plan classifies the following separate classes and provides for the treatment summarized below:

Page 6	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Class	Summary of Treatment
DIP Lender Claim (Unclassified)
On the Effective Date, in full satisfaction of the DIP Lender Claim, the DIP Lender shall receive Senior Secured Convertible Debt of Reorganized Torrent Energy in the amount of the DIP Lender Claim.  On the Effective Date, and from time to time thereafter, the DIP Lender, at its sole discretion, shall have the right to convert all or any portion of the Senior Secured Convertible Debt into Reorganized Torrent Energy Common Shares pursuant to the terms of the Senior Secured Convertible Debt.  Debtors estimate that the DIP Lender Claim will equal approximately $[4,500,000] on the Effective Date.

Administrative Claims (Unclassified)
Holders of Allowed Administrative Claims will receive Cash equal to the unpaid portion of such Allowed Administrative Claim that has come due for payment under any applicable order or law, unless otherwise agreed to by the holder of an Allowed Administrative Claim or order of the Bankruptcy Court, as soon as practicable after the later of: (a) the Effective Date; (b) the date on which such Entity becomes the holder of an Allowed Administrative Claim; or (c) the date or dates when that Claim is payable by its terms, consistent with past practice and in accordance with past terms.  Payment of Allowed Professional Fee Claims shall not exceed $25,000.  All Administrative Claims shall be filed on or before the Administrative Claim Bar Date.  Debtors estimate that there will be approximately $____________ in Administrative Claims.

Priority Tax Claims (Unclassified)
On, or as soon as reasonably practicable after, the latest of (a) the Effective Date; or (b) the date such claim becomes an Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax claim or (ii) such other treatment as to which the Allowed Priority Tax Claim Holder and the Reorganized Debtors shall have agreed in writing.

Trustee Fee Claim (Unclassified)	Trustee Fees will be paid by Debtors as they become due.

Page 7	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Class 1: Allowed Priority Claims (Unimpaired)
This Class consists of all Allowed Priority Claims against Debtors that are specified as having priority in Bankruptcy Code section 507, if any such Claims still exist as of the Effective Date.  Unless otherwise agreed by the holder of any Claim in this Class, each Allowed Claim under Bankruptcy Code section 507, which has not been satisfied as of the Effective Date, shall be paid in full in Cash on the latest of: (a) the Effective Date; or (b) the date on which there is a Final Order allowing such Claim.  Debtors estimate that there is $___________ in Allowed Priority Claims.

Class 2: Allowed Unsecured Claims (Unimpaired)
This Class consists of all Allowed Unsecured Claims that are not entitled to priority, including, without limitation, Allowed Unsecured Claims arising from the rejection of Executory Contracts and the Gordian Claim.  Claims in this Class will be paid in full satisfaction, settlement, release and discharge of and in exchange for such Claim either (i) in Cash in the full amount of such Holder's Allowed Unsecured Claim, on or within three (3) Business Days of the Effective Date, (ii) pursuant to the terms of Debtors' obligations to the Holder of such Claim, or (iii) as may be agreed by Debtors and the Holder of such Claim.  A condition to confirmation of the Plan is that the aggregate amount of Unsecured Claims against Debtors does not exceed one million dollars ($1,000,000).  Debtors estimate that there will be $__________ in Allowed Unsecured Claims.

Class 3: Series E Preferred Shareholder Interests (Impaired)
If the Offering Conditions are satisfied or waived as provided in the Plan, Series E Preferred Shares shall be exchanged for Senior Secured Convertible Debt of Reorganized Torrent Energy in the principal amount equal to the liquidation amount of the Series E Preferred Shares and accumulated dividends thereon.

If the Offering Conditions are not satisfied or waived, the Series E Preferred Shares shall be converted into 100% of the Reorganized Torrent Energy Common Shares, subject to the terms of the Management Incentive Plan.  Debtors estimate that the liquidation amount of the Series E Preferred Shares and accumulated dividends is $_________.

Class 4: Common Shareholder Interests (Impaired)
On the Effective Date all Common Shareholders shall have the opportunity to participate in the purchase of Reorganized Torrent Energy Common Shares in a Rights Offering as described in more detail in Exhibit A to the Plan.  If all the Offering Conditions are satisfied, or waived by the Debtors and the DIP Lender, as applicable, then each Participating Common Shareholder shall receive the number of Reorganized Torrent Energy Common Shares the Participating Common Shareholder subscribed to in the Rights Offering.  The Rights Offering shall be available to all Common Shareholders and must be completed by the Ballot Deadline.  Common Shareholders who do not participate in the Rights Offering will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.

If the Offering Conditions are not satisfied or waived by the Debtors and DIP Lender upon the Effective Date, Common Shareholders will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.

Page 8	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Class 5: Other Equity Interests
On the Effective Date, all Other Equity Interests, as well as any and all securities, warrants, options or agreements relating to the Other Equity Interests, shall be canceled and each Holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.  Class 5 is deemed to have rejected the Plan and, therefore, Holders of Other Equity Interests are not entitled to vote to accept or reject the Plan.

Class 6: Subsidiary Interests	On the Effective Date, the Subsidiary Interests shall revest and be held by Torrent Energy and Methane Energy and Cascadia Energy shall continue to be wholly-owned subsidiaries of Torrent Energy.

III.           DEBTOR’S HISTORY AND BUSINESS BACKGROUND

A.	Background

On June 2, 2008, Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.  Debtors are operating their businesses and managing their property as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  No request for appointment of a trustee or examiner has been made and no committees have been appointed or designated.

Page 9	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Debtors are engaged in the exploration of unconventional natural gas niche opportunities located primarily in the Pacific Northwest.  As of the Petition Date, Debtors have four employees.  Additionally, Debtors' Chief Executive Officer, John Carlson is currently employed pursuant to the terms of an employment agreement, but because he is a Canadian citizen he is treated as a consultant and is not an employee of Debtors.

Torrent was formed in July 2002 through the merger of Scarab Systems, Inc., a Nevada corporation, with iRV, Inc., a Colorado corporation.  Originally, the company was engaged in providing services to the e-commerce industry.  The company's business focus shifted in 2003 and 2004 to the natural gas exploratory field.  The company changed its name to Torrent Energy Corporation in July 2004.

Methane, a wholly-owned subsidiary of Torrent, is an Oregon company formed in April 2004.  Methane is engaged in the business of acquiring oil and gas properties in the State of Oregon.  Beginning in 2004, Methane entered into agreements for the purchase of certain oil and gas leases located in the Coos Bay Basin of Oregon.  As of the Petition Date, Methane holds leases for approximately 118,000 acres.

Cascadia, a wholly-owned subsidiary of Torrent, is a Washington company formed in June 2005.  Cascadia is engaged in the business of acquiring oil and gas properties in the State of Washington.  Beginning in 2005, Cascadia entered into lease option agreements for land in the Chehalis Basin.  Exploratory work has been commenced on the land, searching for possible hydrocarbon deposits.  As of the Petition Date, Cascadia leases approximately 76,000 acres in the Chehalis Basin.

Torrent has common stock that is traded on the National Association of Security Dealers Inc. OTC Bulletin Board under the symbol "TREN".  Since changing its business focus to natural gas exploration in 2004, the company has raised funds for its operations with common stock offerings and preferred stock offerings.  As of the Petition Date, the company had 42,732,547 common shares outstanding with a market value of approximately $5,842,556.50, based on the closing price of $.14 per share of Torrent common stock on May 28, 2008, and 20,950 preferred convertible shares with a face value of $20,950,000.

Page 10	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

In August 2005, drilling and testing programs were initiated at two pilot sites in the Coos Bay Basin (Beaver Hill and Radio Hill) owned by Methane.  A total of seven exploratory wells were drilled, with five wells drilled and completed at Beaver Hill and two wells drilled at Radio Hill with one completed.   Additionally, drilling and testing programs have been initiated at Methane's Westport pilot site, also located in Coos Bay Basin.

Initial estimates by an independent petroleum engineering firm state that the total Coos Bay basin-wide resource contained in the coals currently under lease by Methane equal 1.17 trillion cubic feet of gas.  These reserves are currently unproven and additional drilling and testing will be required to validate that this potential gas resource can be economically produced. In addition to the Coos Bay Basin opportunity, Cascadia began a drilling and testing program at the Vader-Ryderwood site located near Chehalis, Washington.

As of the Petition Date, Debtors had a total of 11 wells drilled in the Coos Bay Basin and the Chehalis Basin.  To date none of the wells have been fracture stimulated.  Fracture stimulation is a conventional method of injecting fluids and proppant into the coal formations to enhance well productivity and the economic viability of accessing the natural gas bound up in the coal formations.  Fracture stimulation is an expensive process, costing upwards of $500,000 per well.

B.	Events Leading to Chapter 11 Filing

By mid-2007, Debtors had drilled existing wells and had conducted tests on the wells to determine their viability but had not yet fracture stimulated any of the wells.  Although it appeared that there were significant natural gas resources in the Coos Bay Basin wells, it was unclear whether it would be financially feasible to extract the natural gas.

Page 11	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Debtors experienced higher than anticipated drilling and completing costs on these 11 wells.  Additionally, before any of the Coos Bay Basin wells could be fracture stimulated, Debtors needed to find a method of disposing of the water by-products.  Debtors tested whether potential downhole disposal of the water would work, but this proved unsuccessful.  Debtors then turned to disposal of the water into the ocean as an alternative, which required a water disposal permit.  The complex process of acquiring the water disposal permit was lengthier than expected and Debtors had to delay the fracture stimulation of the wells. In November 2007, Methane announced it had received final approval of the National Pollutant Discharge Elimination System Waste Discharge Permit (the "NPDES permit") from Oregon State's Department of Environmental Quality.   The NPDES permit allows Methane to complete a stimulation program on the Westport project wells by enabling the economic treatment and disposal of produced waters.

While Methane was obtaining the water permit, Debtors were actively soliciting new equity financing or joint venture partners.  These efforts proved unsuccessful for a number of reasons.  First, many potential investors were unwilling to provide equity.  Second, potential joint venture partners were unwilling to invest until after Debtors had fracture stimulated some of the wells.  As a result, Debtors were unable to raise funds and they were unable to attract a joint venture partner until they could show positive results, which Debtors could not do absent a new investment.

In May 2007, the Board of Directors of Torrent (the "Board") adopted a strategic plan and thereafter actively began searching for investors, joint venture partners or financing to complete the fracture stimulation of the wells.  An investment banking firm was retained in August 2007 to assist with these efforts.  As a result of these efforts, management met with or provided technical information to approximately 50 third parties to discuss opportunities to invest in the project.

The goal to find additional third party investors proved unsuccessful and in October 2007, Debtors began to downsize their operations.  Several of the key management staff departed for other employment opportunities and field operations were suspended.  At this time, salary deferment for senior management was also initiated.

Page 12	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

In November 2007, with operating funds running low, Debtors commenced negotiations with one of Torrent's existing investors, YA Global Investment, L.P. f/k/a Cornell Capital Partners, L.P. ("DIP Lender"), for additional funding.  The parties reached a non-binding agreement on proposed terms in late December 2007.  Although the parties commenced negotiations of definitive agreements, these efforts were terminated in February 2008 before definitive agreements were completed.  That same month, the Board retained another investment banking firm, Gordian Group LLC, to assist with locating sources of financing and equity and advising on potential restructuring options.  Debtors also continued discussions with DIP Lender regarding additional investment or funding opportunities.

Debtors exhausted their funds in February 2008 and since then have continued operations largely through funding provided by John Carlson, the President and CEO of Torrent and by Mr. William Lansing, the former Chairman of the Board, and salary deferments by the senior management team. To date, Mr. Carlson has loaned Torrent $135,318.00 to cover operating expenses, including the purchase of an outstanding receivable from Debtors' counsel, Perkins Coie.  To date, Mr. Lansing has advanced $25,000.  The senior management team deferred salaries from January through May totaling $87,349.  Additionally, since February 2008, four of Torrent's five board members have resigned.

During this time, Debtors maintained contact with DIP Lender regarding Debtors' funding needs and were ultimately able to reach an agreement on proposed terms.  Torrent was also approached by several large common shareholders in April 2008 to provide additional investments and negotiations were initiated; however, acceptable terms could not be reached for such investment.

In May 2008, Debtors and DIP Lender executed a term sheet for financing (the "Term Sheet"), which was predicated on the filing of a bankruptcy petition.  Pursuant to the terms of the Term Sheet, DIP Lender loaned Debtors $207,854 on May 16, 2008 (the "Prepetition Debt"), and has committed to lend Debtors the necessary funds to restart operations and confirm the Plan.  As set forth more fully below, the Plan provides Holders of Common Shares the opportunity to participate in Reorganized Torrent Energy.

Page 13	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

C.	Current Financial Status

Torrent's primary assets are its ownership interest in Cascadia Energy and Methane Energy, both of which are parties to numerous mineral rights leases relating to the Debtors' continued exploration activities with respect to their oil and gas properties.  Although Debtors' resources are currently unproven, if the additional testing and drilling proves financially viable, the Debtors will have significant natural gas reserves.  At current prices, assuming the estimate of the reserves at Methane alone are accurate, the value of those reserves would be in the $[_________] to $[__________] range.

Debtors' aggregate liabilities consist primarily of (a) priority claims in the approximate amount of $[___________] and (b) nonpriority unsecured claims in the approximate amount of $[___________].  Additionally, Debtors expect to draw down on the DIP Loan throughout these Chapter 11 Cases, such that on the Effective Date, the amount outstanding under the DIP Loan will be $4,500,000.

Because the oil and gas properties are in the exploration stage, Debtors do not anticipate any significant income from operations in the near future.  Ongoing exploration activities will require significant additional expenditures, which Debtors anticipate funding from the funds generated by the Rights Offering and additional future investments or financing

IV.           SIGNIFICANT EVENTS DURING THE BANKRUPTCY

A.	Debtors and Debtors in Possession

From the Petition Date, Debtors have continued in possession of their property and in control of their business operations pursuant to sections 1107 and 1108 of the Bankruptcy Code.  Debtors filed the requisite schedules of assets and liabilities and statements required pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as well as the monthly financial statements required pursuant to section 1106 of the Bankruptcy Code and the guidelines of the Office of the United States Trustee.  The meeting of creditors is scheduled for July 8, 2008.

Page 14	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

B.	Employment of Professionals During the Bankruptcy Case

Debtors retained Perkins Coie as its bankruptcy and general counsel in the Chapter 11 Cases.  Prior to the Petition Date, Perkins Coie had advised Torrent regarding general corporate matters, including assistance in the restructuring and reorganization of their debt and capital structure, whether in a bankruptcy or otherwise.

Debtors also retained Peterson Sullivan PLLC as independent auditors.  Prior to the Petition Date, Peterson Sullivan PLLC provided audit services to Debtors.

C.	Claims Bar Date

Pursuant to the Bankruptcy Court's Order entered on June 6, 2008, all creditors holding Claims which arose prior to the Petition Date and which was unlisted by Debtors or listed as disputed, contingent, or in an unliquidated amount on Debtors' schedules were required to file a proof of claim with the Bankruptcy Court on or before August 15, 2008 (the "Bar Date").  Notice of the Bar Date was timely mailed to all parties on the Court’s Master Mailing Matrix.  Persons required to file a proof of claim by the Claims Bar Date, but who did not do so, will not receive any distribution under the Plan.

V.           THE PLAN

A.	Introduction

The following sections of this Disclosure Statement describe the classification and treatment of Allowed Claims and Interests.  Debtors reserve the right to modify the Plan in accordance with section 1127 of the Bankruptcy Code, both prior to and after the Effective Date.  In the event of any discrepancy or conflict between the following description and the Plan itself, the Plan will control.  Claims to be paid in cash under the Plan will be paid from the proceeds of the Plan Funding or from the Rights Offering.

If there is an objection pending to a particular Claim, or the Claim is otherwise not deemed Allowed at the time of the Confirmation Hearing, the holder of the Claim must ask the Bankruptcy Court to estimate the Claim for voting purposes under Rule 3018(a) of the Bankruptcy Rules in order to cast a valid ballot for or against the Plan.

Page 15	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

B.	Classification and Treatment of Claims and Interests

The Plan provides for classification and treatment of all Claims against the estate as follows:

1.           Unclassified Claims

a.           DIP Lender Claim
On the Effective Date, in full satisfaction of the DIP Lender Claim, the DIP Lender shall receive Senior Secured Convertible Debt of Reorganized Torrent Energy in the amount of the DIP Lender Claim.  On the Effective Date, and from time to time thereafter, the DIP Lender, at its sole discretion, shall have the right to convert all or any portion of the Senior Secured Convertible Debt into Reorganized Torrent Energy Common Shares pursuant to the terms of the Senior Secured Convertible Debt.

b.           Administrative Claims
Holders of Allowed Administrative Claims will receive Cash equal to the unpaid portion of such Allowed Administrative Claim that has come due for payment under any applicable order or law, unless otherwise agreed to by the holder of an Allowed Administrative Claim or order of the Bankruptcy Court, as soon as practicable after the later of: (a) the Effective Date; (b) the date on which such Entity becomes the holder of an Allowed Administrative Claim; or (c) the date or dates when that Claim is payable by its terms, consistent with past practice and in accordance with past terms.  All Administrative Claims shall be filed on or before the Administrative Claim Bar Date.

There are two (2) different types of Allowed Administrative Claims, each of which receives treatment as follows:

(i)           Liabilities or obligations incurred by Debtors in the ordinary course of their business during the Chapter 11 Cases to vendors or trade creditors, shall be paid or performed by Debtors, in the ordinary course of business in accordance with the terms and conditions of any agreements, orders, or applicable law relating thereto; and

(ii)           Allowed Professional Fee Claims of Debtors' and Committee's Professionals, including any amounts held back pursuant to an order of the Bankruptcy Court, shall be paid in full in Cash on the Effective Date, or when allowed, provided, however, payment of such Allowed Professional Fee Claims shall not exceed $250,000.

Page 16	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

c.           Priority Tax Claims
On, or as soon as reasonably practicable after, the latest of (a) the Effective Date; or (b) the date such claim becomes an Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax claim or (ii) such other treatment as to which the Allowed Priority Tax Claim Holder and the Reorganized Debtors shall have agreed in writing.

d.           Trustee Fee Claims
In accordance with the Bankruptcy Code and the United States Code, all Trustee Fees will be paid in full by Debtors as such Trustee Fees become due.

2.           Unimpaired Claims

a.           Class 1:  Allowed Priority Claims
This Class consists of all Allowed Priority Claims against Debtors that are specified as having priority in Bankruptcy Code section 507, if any such Claims still exist as of the Effective Date.  Unless otherwise agreed by the holder of any Claim in this Class, each Allowed Claim under Bankruptcy Code section 507, which has not been satisfied as of the Effective Date, shall be paid in full in Cash on the latest of: (a) the Effective Date; or (b) the date on which there is a Final Order allowing such Claim.

b.           Class 2:  Allowed Unsecured Claims
This Class is Unimpaired.  This Class consists of all Allowed Unsecured Claims that are not entitled to priority, including, without limitation, Allowed Unsecured Claims arising from the rejection of Executory Contracts and the Gordian Claim.  Claims in this Class will be paid in full satisfaction, settlement, release and discharge of and in exchange for such Claim either (i) in Cash in the full amount of such Holder's Allowed Unsecured Claim, on or within three (3) Business Days of the Effective Date, (ii) pursuant to the terms of Debtors' obligations to the Holder of such Claim, or (iii) as may be agreed by Debtors and the Holder of such Claim.

Page 17	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

3.           Impaired Classes of Interests.

a.           Class 3: Series E Preferred Interests

On the Effective Date:
(i)            If all of the Offering Conditions have been satisfied or waived by Debtors and the DIP Lender, all Series E Preferred Shares held by the DIP Lender shall be exchanged for Senior Secured Convertible Debt of the Reorganized Debtors in the principal amount equal to the liquidation amount of the Series E Preferred Shares and accumulated dividends thereon.
(ii)            If the Offering Conditions are not satisfied or waived by both Debtors and the DIP Lender, upon the Effective Date, the DIP Lender's Series E Preferred Shares shall be converted into 100% of the Reorganized Torrent Energy Common Shares, subject to the terms of the Management Incentive Plan.

b.           Class 4: Common Shareholder Interests

(i)           On the Effective Date all Common Shareholders shall have the opportunity to participate in the purchase of Reorganized Torrent Energy Common Shares and other securities in a Rights Offering as described in more detail in the Plan and Exhibit A thereto.  If all the Offering Conditions are satisfied or waived by the Debtors and/or the DIP Lender, as applicable, then each such Participating Common Shareholder shall receive such number of Reorganized Torrent Energy Common Shares the Participating Common Shareholder subscribed to in the Rights Offering.  The Rights Offering shall be available to all Common Shareholders and must be completed by the Ballot Deadline. Common Shareholders who do not participate in the Rights Offering will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.
(ii)           If the Common Shareholders do not participate in the Rights Offering to the extent necessary to satisfy the Offering Conditions and if such unsatisfied Offering Conditions are not waived by both Debtors and/or the DIP Lender, as applicable, Common Shareholders will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.

Page 18	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

COMMON SHAREHOLDERS MUST PARTICIPATE IN THE RIGHTS OFFERING TO RETAIN ANY OWNERSHIP INTEREST IN TORRENT ENERGY. THERE IS NO MINIMUM PARTICIPATION LEVEL ON AN INDIVIDUAL COMMON SHAREHOLDER BASIS.

c.           Class 5:  Other Equity Interests

On the Effective Date, all Other Equity Interests, as well as any and all securities, warrants, options or agreements relating to the Other Equity Interests, shall be canceled and each Holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.  Class 5 is deemed to have rejected the Plan and, therefore, Holders of Other Equity Interests are not entitled to vote to accept or reject the Plan.

4.           Unimpaired Interests

a.           Class 6: Subsidiary Interests

On the Effective Date, the Subsidiary Interests shall revest and be held by Torrent Energy and Methane Energy and Cascadia Energy shall continue to be wholly-owned subsidiaries of Torrent Energy.

C.	Approval of Plan and Allowance of Claims

Under the Bankruptcy Code, certain Holders of Claims and Interests have an opportunity to vote on the Plan prior to its confirmation.  Certain Classes under the Plan are deemed impaired and those Classes will be entitled to vote (Classes 3 and 4).  The Plan is deemed to be approved by the Holders in each impaired Class under the Plan vote to approve the Plan by two-thirds in amount of the Interests in that Class that vote on the Plan.  The Bankruptcy Court must also make certain findings to permit confirmation of the Plan.  The Bankruptcy Court can confirm the Plan even if some Classes do not accept it, so long as at least one impaired Class votes in favor of the Plan and the Bankruptcy Court finds that the Plan does not discriminate unfairly and provides fair and equitable treatment to the Class or Classes rejecting it.  Debtors will request that the Bankruptcy Court approve such a "cramdown" confirmation if necessary.

Page 19	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

The Plan provides for the payment of "Allowed Claims."  A Claim is an Allowed Claim if a proof of claim was properly filed on or before the Bar Date, or if the Claim was listed on the schedules filed by Debtor as liquidated in amount and not disputed or contingent, and the claim is not subject to an objection by Debtors.  Claims can be filed after the Bar Date but may be objected to as untimely.

Debtors or Reorganized Debtors may object to a Claim by filing an objection with the Bankruptcy Court and serving such objection upon the holder of such Claim.

Unless otherwise ordered by the Bankruptcy Court, Debtors or Reorganized Debtors shall litigate the merits of each claim objection until determined by a Final Order.  However, any objection to a claim may be settled by Debtors or Reorganized Debtors, as the case may be, with Bankruptcy Court approval.  Until a Claim becomes an Allowed Claim, no payments or distributions shall be made in respect to such Claim.

D.	Executory Contracts

All Executory Contracts listed on Exhibit C to the Plan shall be assumed as of the Effective Date.  All Executory Contracts, including all written employment agreements, severance contracts, employee benefit or retirement or supplemental retirement benefit plans and agreements and unexpired leases of Debtors, shall have not been the subject of a motion or order to assume or reject pending the occurrence of the Effective Date, shall be deemed rejected by Debtors as of the Petition Date.  Any party to an Executory Contract shall be entitled to file a proof of Claim as a result of the rejection of such Executory Contract.  All proofs of Claim with respect to Claims arising from the rejection of Executory Contracts must be filed with the Bankruptcy Court within 30 days after the Confirmation Date or entry of an order of the Bankruptcy Court approving rejection of a specific executory contract or unexpired lease, whichever is later.  Failure to file such a proof of Claim within the time provided shall forever bar assertion of such a Claim.

Page 20	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumption or rejection pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2) and a finding by the Bankruptcy Court that such assumption or rejection is in the best interest of Debtors, their estates, and all parties in interest in these Chapter 11 Cases.  Debtors shall Cure any and all defaults required to be cured under the Assumed Contracts, on or before the Effective Date in an amount either agreed to by the parties or determined by the Bankruptcy Court pursuant to a Final Order.  Debtors reserve the right to seek rejection of any Executory Contract designated as an Assumed Contract if the Cure determined by the Bankruptcy Court is higher than expected and Debtors determine that the Executory Contract is not necessary under those circumstances to their continued operations.

All Claims arising out of the rejection of Executory Contracts shall be Allowed Unsecured Claims and classified in Class 2, which shall be allowed or disallowed as provided in Article II of the Plan.

E.	Distributions

The Plan contains several provisions relating to the making of distributions under the Plan.  The Reorganized Debtors will make all distributions under the Plan.  For a fuller understanding of how distributions should be made, you should consult the Plan.  The following is a summary of certain of the provisions relating to distributions:

1.           Unless otherwise specifically provided, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

2.            No Distributions shall be made with respect to any Claim that has not become an Allowed Claim, except that the Reorganized Debtors may distribute consideration attributable to any undisputed portion of a Claim and withhold the remainder.

Page 21	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

3.            The Plan sets forth procedures for reserving funds to ensure payment to Holders of Claims whose Claims are not Allowed on the Effective Date.

4.            If any Entity entitled to receive a Distribution under the Plan cannot be located on the date a Distribution under the Plan is due or fails to negotiate any check, Reorganized Debtors will hold any Cash portion of such Distribution in a segregated, interest-bearing account and will hold any non-Cash Distribution in trust.  If the Entity cannot be located within the time period set forth in the Plan, such Distribution shall revert to the Reorganized Debtors as more specifically provided in the Plan.

5.            No payment is required if the Distribution is anticipated to be less than Ten Dollars ($10.00).

F.	Termination of Service of Committee

On the Effective Date, any Committee shall dissolve automatically as an official committee appointed in the Chapter 11 Cases, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Fee Claims or reimbursement of expenses incurred as a member of any Committee and any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order or appeals therefrom.

G.	Directors and Officers of the Reorganized Debtors

On the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, of such Reorganized Debtor.

Debtors, with the approval of the DIP Lender, will designate the persons proposed to serve on the Reorganized Debtors’ board of directors and the officers in the Plan Supplement.  The classification and composition of these individuals shall be consistent with the Reorganized Debtors' certificates of incorporation and bylaws.  Debtors will also disclose the nature of the compensation payable to each person proposed to serve on the boards of directors, as well as the Reorganized Debtors’ chief executive officer, chief financial officer and three other most highly compensated officers.

Page 22	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

H.	Vesting of Assets

On the Effective Date, all property of each Debtor shall vest in each of the respective Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as otherwise specifically provided in the Plan, including with respect to the Senior Secured Convertible Debt.  All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan.  As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

I.	Implementation of Management Incentive Plan

The Reorganized Debtors shall be authorized to implement a Management Incentive Plan from and after the Effective Date in accordance with documents filed with the Plan Supplement; provided, however, such Management Incentive Plan shall not entitle participants to acquire options to purchase more than five percent (5%) of the Reorganized Torrent Energy Common Shares, subject to the consent of the DIP Lender.  For the avoidance of doubt, all existing management and employee incentive plans providing for the issuance or obtaining of any Interest, equity incentive plans or other such similar plans in existence immediately prior to the Effective Date shall be deemed terminated on the Effective Date.

J.	Releases and Discharges

The releases and discharges of Claims set forth the Plan, including releases by Debtors and by holders of Interests, constitute good faith compromises and settlements of the matters covered thereby and are consensual.  Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims and Interests, are fair, equitable, and reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.  Each discharge, release, indemnification and exculpation provisions set forth in the Plan (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(d) of title 28 of the United States Code, (b) is an essential means of implementing the Plan pursuant to Bankruptcy Code section 1123(a)(5), (c) is an integral element of the transactions incorporated into the Plan, (d) confers material benefit on, and is in the best interests of, Debtors, their estates and their creditors, (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to Debtors and (f) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

Page 23	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

K.	Discharge and Injunction

Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in the Plan and Distributions to be made hereunder shall discharge all existing debts and Claims whatsoever against or in Debtors or any of their assets or properties to the fullest extent permitted by Bankruptcy Code section 1141.  Except as otherwise specifically provided herein or in the Confirmation Order, upon the Effective Date, all Claims against Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of Debtors, subject to the treatments provided for in the Plan and the occurrence of the Effective Date.

Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in the Plan and Distributions to be made hereunder shall terminate all Common Shares and Series E Preferred Shares in Torrent Energy to the fullest extent permitted by Bankruptcy Code section 1141.  The Confirmation Order shall be a judicial determination of the discharge of all Interests in Torrent Energy, subject to the treatments provided for in the Plan and the occurrence of the Effective Date.

Page 24	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Except as otherwise expressly provided in the Plan, all persons or entities who have held, hold or may hold Claims and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to the Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors, with respect to any such Claim.  Such injunction shall extend to any successors or assignees of Debtors and Reorganized Debtors and their respective properties and interest in properties.

L.	Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

Page 25	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

M.	Exculpation

None of the Reorganized Debtors, Debtors, the Committee, the DIP Lender or any of their respective members, officers, employees, agents, attorneys, advisors, partners, accountants, financial advisors, or directors, are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan, the pursuit of confirmation of the Plan, the pursuit of approval of this Disclosure Statement, the consummation of the Plan, the transactions contemplated and effectuated by the Plan, the administration of the Plan or the property to be distributed under the Plan or any other act or omission during the administration of the Chapter 11 Cases or Debtors' Estates (including any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful, or wanton misconduct - but not, in the case of any natural person included among the Entities to which this Section applies, any claims against that person based on intentional misconduct of that person that directly resulted in the unjust enrichment of that person - of any Debtors, the Committee, the DIP Lender or any of their respective members, officers, employees, agents, attorneys, partners, accountants, financial advisors, or directors or any conduct for which any of those Entities may be deemed to have strict liability under any applicable law).  In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

N.	Releases by Holders of Claims or Interests

Except as otherwise specifically provided in the Plan, on and after the Effective Date, each holder of a Claim and each Holder of an Equity Interest who has voted to accept the Plan shall be deemed to have unconditionally released Debtors, the Reorganized Debtors, the Committee, if any, and the DIP Lender and with respect to each of the forgoing, all of their respective members, officers, employees, agents, attorneys, advisors, partners, accountants, financial advisors or directors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, Debtors or the Reorganized Debtors, the Chapter 11 Cases, or the negotiation, formulation and preparation of the Plan or any related agreement, instruments or other documents.

Page 26	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Upon the Effective Date and in consideration of the Distributions to be made hereunder, except as otherwise provided herein, each holder (as well as any representatives, trustees or agents on behalf of each holder) of any Claims or Interests and any affiliate of such holder shall be deemed to have forever waived, released and discharged Debtors and The DIP Lender, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in Debtors.

O.	Release by Debtors

Pursuant to the Plan, as of the Effective Date, Debtors, their Estates and the Reorganized Debtors release all of the Released Parties (defined below) from any and all causes of action (other than the rights of Debtors or the Reorganized Debtors to enforce the Plan and including contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) held, assertable on behalf of or derivative from Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to or in any manner arising from, in whole or in part, Debtors, Debtors' restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments or other documents, which Causes of Action are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date.  For the purposes of the Plan, "Released Parties" means all present officers and directors of Debtors, the DIP Lender and/or any of their or Debtors' respective affiliates, members, officers, directors, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents; provided, however, that if any Released Party directly or indirectly brings or asserts any claim or cause of action in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against Debtors, the Reorganized Debtors or any of their respective affiliates, officers, directors, members, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents, then the release set forth herein of the Plan (but not any release or indemnification or any other rights or claims granted under any other section of the Plan or under any other document or agreement) shall automatically and retroactively be null and void ab initio with respect to such Released Party; provided further that the immediately preceding clause shall not apply to the prosecution in the Bankruptcy Court (or any appeal therefrom) of the amount, priority or secured status of any pre-petition Claim against Debtors.

Page 27	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

P.	Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date: (a) entry of an order finding that this Disclosure Statement contains adequate information pursuant to Bankruptcy Code section 1126; (b) entry of a Final Order approving the DIP Loan; and (c) a determination that Debtors have no more than $1,000,000 in Allowed Unsecured Claims in the aggregate.

Q.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article IX of the Plan:

(a)	The Confirmation Order shall be a Final Order and shall have been entered in form and substance reasonably satisfactory to Debtors and the DIP Lender;

(b)
The Confirmation Order shall provide that Debtors are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

(c)	All actions, documents and agreements necessary to implement the Plan shall have been or been deemed, effected or executed;

Page 28	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

(d)	No Event of Default shall have occurred under the DIP Loan as defined in the DIP Loan Documents; and

(e)
The Offering Conditions shall have been determined to be satisfied, waived or unsatisfied by order of the Bankruptcy Court or otherwise, such that Reorganized Torrent Energy, in its reasonable judgment, can determine whether it is obligated to effect the Rights Offering.

R.	Waiver of Conditions

The conditions to the Effective Date may be either jointly waived in whole or in part by the DIP Lender and Debtors, or with respect to subsection (d), by the DIP Lender, in its sole discretion.

S.	Other Provisions

Notwithstanding confirmation of the Plan, the Bankruptcy Court will retain jurisdiction to resolve Claims objections and to hear and determine any other disputes relating to the Plan.  The Plan contains a number of other provisions that are not summarized here.  Creditors should refer to the Plan enclosed herewith for a full description of such other provisions.

VI.           THE RIGHTS OFFERING

If certain conditions are met, Common Shareholders shall have the right, but not the obligation, to acquire Reorganized Torrent Energy Common Shares pursuant to the Rights Offering.  The terms of the Rights Offering are set forth in Article V.C of the Plan and Exhibit A to the Plan and the summary contained in this Article VI is qualified in its entirety by those provisions.

The Rights Offering will occur and shall be completed on or prior to the Effective Date if the Offering Conditions are satisfied.  The term "Offering Conditions" is defined in the Plan as follows:

"Offering Conditions" means that before the Effective Date, the following conditions that are either satisfied or waived by both Debtors and the DIP Lender:  (i) the Common Shareholders consent (either individually or as a Class) to the conversion of the Series E Preferred Interest into Senior Secured Convertible Debt; (ii) the Common Shareholders participate in the Rights Offering to an extent that the gross proceeds to Debtors is equal to or greater than the Rights Offering Threshold; and (iii) the Bankruptcy Court makes a final determination that Bankruptcy Code section 1145 applies with respect to the Rights Offering, including the offer, sale, issuance, distribution, resale and transfer of the Reorganized Torrent Energy Common Shares [or any rights to purchase Reorganized Torrent Energy Common Shares], and that any offer, sale, distribution, resale or transfer of such Reorganized Torrent Energy Common Shares [or any rights to purchase Reorganized Torrent Energy Common Shares] by the holders thereof, except as to any holder who is an "underwriter" (as defined in section 1145(b)(1) of the Bankruptcy Code), will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as well as under any Blue Sky Laws.

Page 29	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

The Rights Offering Threshold shall be an amount equal to $2,000,000, or such lesser amount as determined by the DIP Lender in its sole discretion.  Concurrent with the mailing of the Ballots, each Common Shareholder as of the Record Date will be offered the opportunity to participate in the Rights Offering.  The Bankruptcy Court has established _______, 2008 as the Record Date.  The Rights Offering shall be available to all Common Shareholders as of the Record Date but must be elected by the Ballot Deadline.

VII.           SECURITIES LAWS MATTERS

In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of the Reorganized Torrent Energy Common Shares pursuant to the Rights Offering will be exempt from the registration requirements of the Securities Act and equivalent provisions in state securities laws ("Blue Sky Laws").  Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied:  (i) the securities are issued or sold under a Chapter 11 plan by (a) a debtor, (b) one of its affiliates participating in a joint plan with the debtor, or (c) a successor to a debtor under the plan; and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property.  Section 1145(a)(2) of the Code exempts from registration under the Securities Act (a) the offer of a security through any warrant, option, right to subscribe or conversion privilege that was sold in the manner specified in section 1145(a)(1), and (b) the sale of a security upon the exercise of any such warrant, option, right or privilege.  The Reorganized Debtors believe that the issuance of the Reorganized Torrent Energy Common Shares either in connection with the Rights Offering or to Holders of Series E Preferred Shares in Class 3 under the circumstances provided in the Plan will satisfy the requirements of Section 1145(a) of the Bankruptcy Code.

Page 30	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

The Reorganized Torrent Energy Common Shares to be issued under the Plan will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by Section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in Section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"), as described below.  In addition, such securities generally may be resold by the holders thereof without registration under Blue Sky Laws pursuant to various exemptions provided by the respective laws of the individual states.  However, holders of such securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(1) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, or (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities offered or sold under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act.

An entity is not an "underwriter" under Section 2(a)(11) of the Securities Act with regard to securities received under Section 1145(a)(1) if it engages in "ordinary trading transactions."  What constitutes "ordinary trading transactions" within the meaning of section 1145(b)(1) of the Bankruptcy Code is the subject of interpretive letters by the staff of the SEC. Generally, ordinary trading transactions are those that are carried out on a national securities exchange or in the over-the-counter market at a time when the issuer of the traded securities is a reporting company under the Exchange Act and do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Exchange Act, or (iii) payment of special compensation to brokers or dealers in connection with the sale.  However, Reorganized Torrent Energy does not anticipate that the Reorganized Torrent Energy Common Shares will be listed on any exchange.

Page 31	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference contained in Section 1145(b)(1)(D) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities.  "Control" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer.  Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that a creditor who receives at least ten percent (10%) of the voting securities of an issuer under a plan of reorganization will be presumed to be a statutory underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

For purposes of Rule 144 promulgated under the Securities Act, to the extent the DIP Lender receives a new Interest in the Reorganized Torrent Energy or other Reorganized Debtors upon conversion of the Senior Secured Convertible Debt, the DIP Lender will be deemed to have acquired such Interest at the same time as it originally acquired the securities surrendered for conversion into the Senior Secured Convertible Debt.

Page 32	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Pursuant to the Plan, certificates evidencing Reorganized Torrent Energy Common Shares received by a holder that Reorganized Torrent Energy determines may be an underwriter within the meaning of section 1145 of the Bankruptcy Code may bear a legend substantially in the form below:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing Reorganized Torrent Energy Common Shares without such legend if, prior to the distribution of such securities, such person or entity (A) delivers to Reorganized Torrent Energy, (i) an opinion of counsel reasonably satisfactory to Reorganized Torrent Energy that the Reorganized Torrent Energy Common Shares to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code or (B) (i) delivers to Reorganized Torrent Energy a certification that such person or entity will not transfer such securities in violation of the Securities Act and (ii) makes arrangement with Reorganized Torrent Energy's transfer agent reasonably satisfactory to Reorganized Torrent Energy to have restrictions placed on the transfer on such securities customary for securities not registered under the Securities Act.

Page 33	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Any holder of a certificate evidencing Reorganized Torrent Energy Common Shares bearing such legend may present such certificate to the transfer agent for the Reorganized Torrent Energy Common Shares for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder delivers to the Reorganized Torrent Energy securities an opinion of counsel reasonably satisfactory to such issuer to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (iii) such holder delivers to Reorganized Torrent Energy an opinion of counsel reasonably satisfactory to Reorganized Torrent Energy to the effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and may be sold without registration under the Securities Act or (y) such transfer is exempt from registration under the Securities Act.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED TORRENT ENERGY, THE REORGANIZED DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  ACCORDINGLY, THE REORGANIZED DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

VIII.                      COMPARISON OF PLAN TO CHAPTER 7 LIQUIDATION

Debtors believe that the Plan affords creditors the potential for the greatest realization out of its assets and therefore is in the best interest of creditors.  Debtors have considered the only other possible alternative to the Plan, liquidation in a Chapter 7 case.  Attached as Exhibit B is Debtors' analysis of liquidation under Chapter 7.  As can be seen, in a Chapter 7 case there would be no greater distribution than under the Plan.

Page 34	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Accordingly, creditors will receive at least as much, and probably more, under the Plan than they would in a Chapter 7 liquidation.  For these reasons, Debtors believe that the "best interests of creditors" test of section 1129(a)(7) of the Bankruptcy Code is satisfied because all Classes of Claims and Interests will get at least as much as (and most likely more) under the Plan than they would in a Chapter 7 liquidation.

IX.           FEASIBILITY

The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors unless contemplated by the Plan.  This requirement is imposed by Section 1129(a)(11) of the Bankruptcy Code and is referred to as the "feasibility" requirement.  The Reorganized Debtors believe that they will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.

As set forth above, the success or failure of the Reorganized Debtors is tied to the result of the fracture stimulation process.  If the process proves promising, the Reorganized Debtors anticipate that they will be able to obtain additional funding to further their exploration from third parties, including DIP Lender.  However, at this time Debtors do not have any committed source of funding for operations after the Effective Date.

X.           TAX CONSEQUENCES

A.	Certain Tax Consequences of the Plan to holders of Claims.

The tax summary below is based on the Internal Revenue Code of 1986, as amended (the "Code").  This summary is not binding on the IRS and there is no assurance that the tax treatment laid out in the Plan will be followed by the IRS.  A specific discussion of the Internal Revenue Code is beyond the scope of this Disclosure Statement.  Tax consequences to the holders of Claims will vary depending on the particular considerations that apply to each holder.  Therefore, Holders of Claims and Interests are strongly advised to consult with their tax advisors regarding the individual tax consequences of the transactions contemplated by the Plan, including state and local taxes.

Page 35	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

 No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan, and no representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to any holder of a Claim. This communication is not intended or written by us to be used, and cannot be used by an investor, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code of 1986, as amended.

The tax consequences of the implementation of the Plan to a holder of a claim will depend on whether the creditors' present claim constitutes a "security" of a debtor for federal income tax purposes and the type of consideration received by the creditor in exchange for its Claim, whether the creditor reports income on an accrual or cash basis, whether the creditor is a U.S. resident, and other factors.  Because the individual characteristics of each holder are so significant in determining relevant tax consequences, it is critical that each holder obtain individualized tax advice on its situation.

The determination of whether a claim of any particular holder constitutes a "security" is based on the facts and circumstances surrounding the origin and nature of the claim and its maturity date.  Generally, Claims arising out of the extension of trade credit have not been held to be "securities" for federal income tax purposes.  However, bonds or debentures with an original term in excess of five to ten years or if issued in registered form have generally been held to be "securities" for federal income tax purposes.

B.	United States Holders of Stock Issued Pursuant to Rights Offering

For purposes of this summary, you are a "United States Holder" if you are a beneficial owner of stock that for United States federal income tax purposes is: a citizen of the United States or an individual who is a resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof (and any other partnership treated as a domestic partnership under Treasury regulations), an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust, if both (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

Page 36	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

1.           Dividends.  If you are a United States Holder, dividends paid to you on the stock will be taxable as ordinary income if you are a corporate holder and taxable at long-term capital gains rates if you are an individual holder to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. To the extent a dividend is not attributable to our current or accumulated earnings and profits, that dividend will first reduce your tax basis in the stock, and then be treated as capital gain to the extent that the amount exceeds that basis.  Debtors do not have current or accumulated earnings and profits at this time. Accordingly, until such time as Debtors have current or accumulated earnings and profits for United States federal income tax purposes, dividends paid on the stock will reduce your tax basis in the stock or be treated as capital gain.

2.           Dividends Received Deduction.  Dividends on the stock will not be eligible for the dividends received deduction unless and until Debtors have current or accumulated earnings and profits for United States federal income tax purposes. At that time, subject to certain exceptions and limitations, if you are a corporation, you may be entitled to a dividends received deduction equal to 70 percent of the amount of any dividend attributable to our current or accumulated earnings and profits. However, this deduction may be restricted, eliminated or offset by other tax rules that limit the availability of the dividends received deduction.

3.           Sale or Other Disposition.  Subject to the discussion in the following paragraph, you generally will recognize capital gain or loss on a sale or other disposition of your stock in an amount equal to the difference between your amount realized and your adjusted tax basis in the stock. Your adjusted tax basis will initially be your cost, and will be reduced by any dividends you receive on the stock to the extent such dividends are not attributable to our current or accumulated earnings and profits. If you are an individual United States Holder and your holding period for the stock is more than one year, capital gains in respect of that stock will be subject to tax at a maximum rate of 15 percent (15%).

Page 37	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

C.	Information Reporting Requirements and Backup Withholding

Payments made by a U.S. paying agent or other United States intermediary broker in respect of our stock may be subject to information reporting to the IRS and to backup withholding tax. Backup withholding will not apply, however, (i) if you furnish a correct taxpayer identification number and make any other required certification, or (ii) if you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or a credit against your United States federal income tax, provided that you have complied with applicable reporting obligations.

CREDITORS AND EQUITY INTEREST HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO TAX CONSEQUENCES OF THE CONSUMMATION OF THE PLAN UNDER APPLICABLE LOCAL, STATE AND FEDERAL TAX LAWS.

D.	Certain Tax Consequences of the Plan to Debtors.

Debtors do not anticipate any negative tax consequences from confirmation of the Plan.  Because Debtors have no income, Debtors do not anticipate owing any federal income tax.

XI.           RISK FACTORS

A.	Risk Plan is Not in the Best Interests of the Estate.

If any impaired Class of Interests does not accept the Plan the Bankruptcy Court may still confirm the Plan at the request of Debtors in what is commonly referred to as a "cram down" if, as to such impaired Class the Plan provides that the Holder will receive or retain under the Plan as much as it would have received under a liquidation under Chapter 7 of the Bankruptcy Code.  As set forth in Article VII above, Debtors believe that all Holders will receive more under the Plan than through a Chapter 7 liquidation.

B.	Risk that Fracture Stimulation is Unsuccessful.

Debtors have not yet fracture stimulated any of its existing wells.  The proceeds of the DIP Loan are to be used in part to fracture stimulate one or more wells.  Depending on the outcome of such facture stimulation, the DIP Lender may elect not to provide any further funding to Debtors.  In such event, Debtors' operations would immediately cease and the Chapter 11 Cases would likely be converted to cases under Chapter 7 of the Bankruptcy Code and the assets liquidated.  The proceeds of the assets would be used to pay all outstanding amounts due and owing under the DIP Loan first before going to unsecured creditors.

Page 38	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Debtors believe that the fracture stimulation process will be successful and lead to positive results, such that Debtors will be able to continue to further explore its business opportunities.  In such instance, Debtors' creditors will receive full payment of the amounts owed to them.

C.	Risk of Default Under DIP Loan.

Debtors' continued operations are only possible through funding from the DIP Lender under the DIP Loan.  If Debtors default on their obligations under the DIP Loan, the DIP Lender has no obligation to either provide funding to continue operations or to confirm a plan.  Further there are several conditions to Plan Funding that may or may not be satisfied including that allowed Class 2 claims do not exceed $1,000,000 in the aggregate.  While the Debtors believe that the schedules accurately reflected amounts due and owing to them, no amount is included for the Gordian Claim and it is possible that allowed Class 2 Claims might exceed $1,000,000.

D.	Risk of Adverse Determination on Gordian Claim

Pursuant to the terms of the Term Sheet and the DIP Credit Agreement, any resolution of the Claims asserted by Gordian must be approved by DIP Lender in its sole and absolute discretion.  If Debtors are unable to reach a consensual resolution with Gordian that is acceptable to the DIP Lender before the hearing on the adequacy of this Disclosure Statement, Debtors are required to file an objection to the Gordian Claim.  If the amount determined by the Bankruptcy Court to be due and owing to Gordian is unacceptable to the DIP Lender, Debtors shall be required to file a motion to sell substantially all of its assets pursuant to Bankruptcy Code section 363 and bid procedures agreed upon in advance by the DIP Lender and approved by the Bankruptcy Court.  The DIP Lender shall be entitled to credit bid the amount of the DIP Loan in any such sale.  Debtors expect that if this occurs that they will not seek confirmation of the Plan.

Page 39	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

It is also possible that a final determination on the allowance or disallowance of the Gordian Claim may not be finally resolved before the Confirmation Hearing, which may create issues of whether the Plan can be confirmed and consummated.  In such instance, the Confirmation Hearing may need to be delayed until the Gordian Claim can be finally resolved.  At this time Debtors do not believe that they would have adequate funding under the DIP Loan to continue their operations without an additional infusion of Cash much past September 2008.

XII.           CONCLUSION

Based on the information in this Disclosure Statement, Debtors believe that confirmation of the Plan is in the best interests of Debtor, their creditor and their estates.  Accordingly, Debtors ask that Holders of Interests vote in favor of the Plan on the enclosed ballot and return the ballot as described above and on the ballot.

Dated: June 16, 2008.
TORRENT ENERGY CORPORATION

	By:	/s/ John D. Carlson
John D. Carlson
President and Chief Executive Officer

METHANE ENERGY CORP.

By:	/s/ John D. Carlson
John D. Carlson
Chief Executive Officer

CASCADIA ENERGY CORP.

By:	/s/ John D. Carlson
John D. Carlson
Chief Executive Officer

Page 40	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Presented by:

PERKINS COIE LLP
Steven M. Hedberg, OSB No. 84244
Jeanette L. Thomas, OSB No. 98042
1120 N.W. Couch Street, Tenth Floor
Portland, OR  97209-4128
Telephone:  (503) 727-2000

/s/ Jeanette L. Thomas
Proposed Attorneys for Torrent Energy
Corporation, Methane Energy Corp., and
Cascadia Energy Corp.

Page 41	DISCLOSURE STATEMENT REGARDING JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

EXHIBIT B

Debtors' Analysis of Liquidation Under Chapter 7

(To be filed later.)

Page 1	EXHIBIT B	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222